Exhibit 10.5

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”), is effective as of April 14, 2009 (this “Agreement”), between Opexa Therapeutics, Inc., a Texas corporation (the “Company”), and the Investors on the signature pages hereto, and their respective successors and assigns (the “Investors”).

1.  Purpose.  This Agreement is granted by the Company in favor of the Investors under the Unit Purchase Agreement, effective as of the date hereof (the “Purchase Agreement”), and the convertible secured promissory notes issued to Investors by the Company under the Purchase Agreement (as may be amended, restated, modified or replaced from time to time, the “Notes”).  Under the Purchase Agreement and the Notes, Investors may loan the Company up to the sum of $2,000,000.  The Company has agreed to secure all debt of the Company to Investors in accordance with the terms and conditions of this Agreement.  Capitalized terms not defined in this Agreement have the meaning set forth under the Purchase Agreement.

2.  Grant of Security Interest.  The Company hereby grants to Investors a continuing security interest in and continuing lien on the “Collateral” described in Section 3 below to secure the prompt and complete payment of all amounts due under the Notes and all other loans and advances (including all renewals, modifications and extensions thereof) from Investors to the Company, the obligations under the Purchase Agreement, and all obligations of any and every kind and nature, whether arising prior to, under or after this Agreement, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under this Agreement, under any other security agreements, mortgages, leases, instruments, documents, contracts, or similar agreements, or by oral agreement or created by operation of law plus all interest, costs, expenses, and reasonable attorneys’ fees, which may be made or incurred by Investors in the disbursement, administration, and collection of such amounts, and in the protection, maintenance, and liquidation of the Collateral (collectively, “Liabilities”).  This Agreement shall be and become effective when, and continue in effect, as long as any Liabilities of the Company to Investors are outstanding and unpaid, and the Company will not sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral to any third party while this Agreement is in effect without the prior written consent of Investors.

3.  Collateral.  The “Collateral” covered by this Agreement is all of the Company’s right, title and interest in, to and under all assets of the Company, real and personal, tangible and intangible, which it now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and includes, but is not limited to, the following:

  3.1.  Accounts.  Accounts, documents, money, instruments, policies and certificates of insurance, chattel paper, rights to payment evidenced by chattel paper, health-care insurance receivables, deposit accounts, commercial tort claims, investment property, letter of credit rights, contract rights, general intangibles, intellectual property (including, without limitation, all US and foreign patents, patent applications, copyrights, trademarks, trademark applications, service marks, inventions, and discoveries), chooses in action, including any right to any refund of any taxes heretofore or hereafter paid to any governmental authority (collectively, the “Accounts”).

  3.2.  Inventory.  All inventory and goods, now owned or hereafter acquired, including but not limited to, raw materials, work in process, finished goods, leased goods, tangible property, stock in trade, wares, and merchandise used in or sold in the ordinary course of business, including goods whose sale, lease or other disposition by the Company has given rise to any Accounts and which goods have been returned to, or repossessed by, or stopped in transit by the Company.

  3.3.  Equipment.  All equipment and fixtures, including all machinery, furniture, furnishings, and vehicles, together with all accessions, parts, attachments, accessories, tools and dies, or appurtenances thereto, or appertaining, attached, kept, used, or intended for use in connection therewith, and all substitutions, improvements and replacements thereof and additions thereto.

  3.4.  Fixtures.  All fixtures, whether now or to be hereafter attached, to any real property in which the Company has an interest.

  3.5.  Software.  All computer programs and supporting information provided in connection with a transaction relating to such program(s).

  3.6.  Intellectual Property.  All patents, patent applications, inventions, disclosures, tradenames, registered trademarks or registered service marks, applications for registrations therefore, and registered copyrights and applications therefore, in which the Company has an interest.

  3.7.  Proceeds, Etc.  Proceeds, and proceeds of hazard insurance and eminent domain or condemnation awards of all of the foregoing described properties or interests in properties, including all products of, and accessions to, such properties or interests in properties, and all cash or other property which were proceeds and are received by a bankruptcy trustee or otherwise as a preferential transfer to the Company.

  3.8.  Exceptions.  Notwithstanding the foregoing, any equipment or fixtures subject to a lien in favor of Wells Fargo Bank, N.A. existing as of the date hereof and any equipment or fixtures acquired in the future and subject to a purchase lien, shall not be a part of the Collateral so long as such other liens are in effect.

4.  Perfection of Security Interest.  The Company shall execute and deliver to Investors at the request of Investors, concurrently with the Company’s execution of this Agreement and at any time or times hereafter (and pay the cost of filing or recording same in all public offices deemed necessary by Investors), all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of inventory, letters of authority and all other documents that Investors may reasonably request, in form satisfactory to Investors, to perfect and maintain perfected Investors’ security interests in the Collateral.  In addition, the Company irrevocably authorizes Investors, their agents, attorneys, and representatives, to file financing statements, and amendments thereto, at the Company’s expense, necessary to establish and maintain Investors’ perfected security interest in the Collateral. Any such financing statement to be filed may describe the assets and property to be encumbered hereby in a generic description such as “all assets of the debtor,” or words of similar effect. In order to fully consummate all of the transactions contemplated hereunder, the Company shall make appropriate entries on its books and records disclosing Investors’ security interests in the Collateral.

5.  Warranties.  The Company warrants and agrees that, except as set forth on Schedule 5, while any of the Liabilities remain unperformed and unpaid:  (a) the Company is the owner of the Collateral free and clear of all liens or security interests except Permitted Liens and all chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other liens and security interests except for Permitted Liens, and no financing statement other than that of Investors is on file covering the Collateral or any of it and if Inventory is represented or covered by documents of title, the Company is the owner of the documents, free of all liens and security interest other than Investors’ security interest; (b) the Company’s exact legal name is as set forth above; (c) the Company is an organization of the type and organized in the jurisdiction set forth above, (d) the address of the Company’s principal office is as set forth above, while the addresses of the Company’s other places of business where Collateral is now or may in the future be located, and the Company’s business locations shall not be changed without the prior written consent of Investors, and the Company further warrants that the Collateral, wherever located, is covered by this Agreement; (e) the Collateral will not be used, nor will the Company permit the Collateral to be used, for any unlawful purpose, whatever; (f) the Company shall at all times maintain the Collateral in first class condition and repair; (g) the Company will indemnify and hold Investors harmless against claims of any persons or entities not party to this Agreement concerning disputes arising over the Collateral; and (h) the Collateral is or will be located at the following address: 2635 North Crescent Ridge Drive, The Woodlands, Texas 77381.

6.  Covenants Concerning the Company’s Legal Status.  The Company covenants with the Investors as follows: (a) without providing at least thirty (30) days prior written notice to the Investors, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company shall forthwith notify the Investors of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.  The Company agrees that all documents, instruments and agreements demanded by Investors in response to any of the changes described in this Section shall be prepared, filed and recorded at the Company’s expense prior to the effective date of such change.

7.  Insurance, Taxes, Etc.  The Company shall (a) pay all taxes, levies, assessments, judgments and charges of any kind upon or relating to the Collateral, to the Company’s business, and to the Company’s ownership or use of any of its assets, income or gross receipts; (b) at its own expense, keep and maintain all of the Collateral insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as determined by the Company’s Board of Directors, which policies shall expressly provide that loss thereunder shall be payable to Investors as their interest may appear (and Investors shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by them toward payment of the Liabilities, whether or not due, in such order of application as Investors may determine); (c) maintain at its own expense public liability and property damage insurance in such amounts with such companies, under such policies and in such form as determined by the Company’s Board of Directors; and, upon Investors’ request, shall furnish Investors with such policies and evidence of payment of premiums thereon.  If the Company at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien or encumbrance, then Investors, without waiving or releasing any obligation or default of the Company hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Investors deems advisable.  All sums so disbursed by Investors, including reasonable attorneys’ fees, court costs, expenses, and other charges relating thereto, shall be part of the Company’s Liabilities, secured hereby, and payable on demand.

8.  Sale, Collections, Etc.

  8.1.  Until an Event of Default (as that term is defined below), each Investor authorizes and permits the Company to collect Accounts from Account debtors.  This privilege may be terminated by Investors at any time upon the occurrence of an Event of Default as set forth in this Agreement, and Investors thereupon shall be entitled to and have all of the ownership, title, rights, securities and guarantees of the Company in respect of Accounts, and in respect to the property evidenced thereby, including the right of stoppage in transit, and Investors may notify any Account debtor of the assignment of Accounts and collect the same; thereafter the Company will receive all payments on Account as agent of and for Investors and will transmit to Investors, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of Accounts, including all cash monies, similarly received by the Company.  Until such delivery, the Company shall keep all such remittances separate and apart from the Company’s own funds, capable of identification as the property of Investors, and shall hold the same in trust for Investors.

  8.2.  Until an Event of Default and until such time as Investors have notified the Company of the revocation of such power and authority the Company may (i) only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Company for such purpose; (ii) use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on the Company’s business; and the Company shall, at its own expense, endeavor to collect, as and when due all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Investors may reasonably request or, in the absence of such request, as the Company may deem advisable.  A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

9.  Waiver.  The Company waives all defenses and setoffs which could hinder or reduce the obligations of the Company under this Agreement. In addition, except as expressly prohibited by law, the Company waives any right it has to require Investors to give notice of the details of any public or private sale of personal property security held from the Company or pursue any remedy available to Investors.

10.  Information.  The Company shall permit Investors or their agents upon reasonable request to have access to and to inspect all the Collateral and from time to time verify Accounts and chattel paper, inspect, check, make copies of or extracts from the books, records and files of the Company, and the Company will make same available at any time for such purposes.  In addition, the Company shall promptly supply Investors with financial and such other information concerning its affairs and assets as Investors may request from time to time.

11.  Event of Default.

 11.1.  An Event of Default shall exist as and when provided under the Notes.

 11.2.  Upon the occurrence of an Event of Default, the Notes and all other Liabilities may (notwithstanding any provisions thereof) at the option of the Investor holding the Notes with the largest aggregate principal (the “Lead Note Holder”) and without demand or notice of any kind, be declared, and thereupon immediately shall become due and payable, and the Lead Note Holder may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to the Investors under applicable law. The Company agrees, in case of an Event of Default, to assemble, at its expense, all the Collateral at a convenient place acceptable to the Lead Note Holder and to pay all costs of Investors of collection of the Notes and all other Liabilities, and enforcement of rights hereunder, including reasonable attorneys’ fees and legal expenses, including participation in bankruptcy proceedings, and expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part.  If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least seven days before such disposition, postage prepaid, addressed to the undersigned either at the address shown below, or at any other address of the undersigned appearing on the records of the Lead Note Holder.  Notwithstanding the foregoing, the Lead Note Holder shall not be obligated to declare the Notes and other Liabilities due or, having done so, to take any action authorized hereunder or by law with respect to the collateral.  If the Lead Note Holder fails to take any action pursuant to this Section 11.2  within sixty (60) days of being notified in writing of an Event of Default, any Investor may, at its option, exercise the rights granted to the Lead Note Holder under this Section 11.2 or by law. Provided, however, that any amounts realized from the sale of Collateral or otherwise hereunder shall first be distributed to reimburse the costs and expenses, including but not limited to legal expenses and commissions, of the Lead Note Holder and the Investors in enforcing the rights hereunder and, second, to all Investors pro-rata based upon the amount owed to each Investor pursuant to the Notes held by the Investor.  Except as provided in the immediately preceding sentence with respect to proceeds of sale, the Lead Note Holder and any Investor exercising rights pursuant to this Section 11.2 shall not be liable to the Company or other Investors for any action taken or not taken with respect to the Collateral other than willful misconduct.

 11.3.  THE COMPANY AGREES THAT INVESTORS SHALL, IN THE EVENT OF ANY DEFAULT, HAVE THE RIGHT TO PEACEFULLY TAKE POSSESSION OF ANY OF THE COLLATERAL. THE COMPANY WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

12.  General.  The Company hereby irrevocably appoints the Investors as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, the Investors, from time to time in the Investors’ discretion to take any action and to execute any instrument that the Investors may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

Time shall be deemed of the very essence of this Agreement.  Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by the Delaware UCC, as amended, revised or replaced or any successor laws hereafter enacted (“Delaware Uniform Commercial Code”).  Investors shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if they take such action for that purpose as the Company requests in writing, but failure of Investors to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Investors to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by the Company shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral.  Any delay on the part of Investors in exercising any power, privilege or right hereunder, or under any other instrument executed by the Company to Investors in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right.  The waiver by Investors of any Event of Default by the Company shall not constitute a waiver of any subsequent Events of Default, but shall be restricted to the Event of Default so waived.  All rights, remedies and powers of Investors hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder or in or by any other instruments or by the Delaware Uniform Commercial Code, or any laws now existing or hereafter enacted.

This Agreement shall be construed in accordance with the laws of the State of Texas without giving effect to any applicable principles of conflicts of laws.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  The rights and privileges of Investors hereunder shall inure to the benefit of their successors and assigns and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of the Company.

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient if given in accordance with section 9.4 of the Purchase Agreement.

This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior written and oral communications or understandings.  This Agreement may be amended or supplemented only by a writing signed on behalf of both parties.  The Company acknowledges receipt of a true and complete copy of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTORS AND THE COMPANY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT ONE THAT MAY BE WAIVED. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, PURCHASER AND THE COMPANY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

[Signature Page Follows]

The parties have executed this Security Agreement as of the date first written above.

COMPANY:

OPEXA THERAPEUTICS, INC.

By:	/S/ NEIL K. WARMA
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

Company Signature Page to Security Agreement

THE INVESTORS:

By:
Name:
Title:
Date:

Investor Signature Page to Security Agreement

SCHEDULE 5

a)       $250,000 Non-Revolving Term Loan dated December 8, 2006 (the “Loan”) between Wells Fargo Bank, N.A. (the “Lender”) and Opexa Therapeutics, Inc. (the “Company”) pursuant to which the Company granted a first priority security interest in the Company’s furniture, fixtures and equipment acquired using the proceeds of the Loan and all proceeds of such furniture, fixtures and equipment (including insurance) in favor of the Lender.

Schedule 5